EXHIBIT 4(mmm)

        Assignment and Agreement by and between CRIIMI MAE Inc. and
                    CRIIMI MAE Financial Corporation III






                            ASSIGNMENT AND AGREEMENT

     THIS ASSIGNMENT AND AGREEMENT dated as of the 15th day of December, 1995, by and between CRIIMI MAE INC., a Maryland Corporation ("Company"), and CRIIMI MAE FINANCIAL CORPORATION III, a Maryland Corporation ("Subsidiary").

     1. Sale, Assignment and Transfer of Collateral. In consideration of payment of the purchase price as set forth in paragraph 2 below, Company hereby sells, assigns, transfers and conveys to Subsidiary all of the right, title and interest of Company in and to the securities referred to in Schedule I hereto and all the proceeds thereof (the "Collateral").

     2. Purchase Price for Collateral and Other Benefits. The purchase price of the Collateral hereby sold, assigned and transferred to Subsidiary is $193,754,807.09 plus $540,073.86 of accrued interest, all of which has been received by the Subsidiary from the sale of the Fannie Mae Guaranteed Grantor Trust Pass-Through Certificates, Series 1995-T5 to Donaldson, Lufkin & Jenrette Securities Corporation pursuant to the Dealer Agreement dated December 11, 1995, among the Company, the Subsidiary and the Dealers (as defined therein).

     3. Representation and Warranties of Company. Company represents and warrants to Subsidiary as follows:

          (a) The Company will hold good and marketable title to the Collateral assigned and, upon payment of the purchase price, will transfer to the Subsidiary free and clear of all mortgages, pledges, liens, claims encumbrances, charges and security interests; and Company has the full right to assign and transfer such Collateral to the Subsidiary.

          (b) The sale, assignment and transfer of the Collateral pursuant to this Agreement is in the best interest of the Company and represents a reasonable and practicable course of action to improve the financial position of the Company without impairing the rights and interests of the creditors of the Company.

          (c) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

     4. Representations and Warranties of Subsidiary. Subsidiary represents and warrants to Company as follows:

          (a) The Subsidiary has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Maryland.

          (b) The execution delivery and performance of this Agreement has been duly authorized by all necessary corporate action of the Subsidiary and this Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation of the Subsidiary enforceable in accordance with its terms.

     5. Reliance by Issuer and Underwriter. The Federal National Mortgage Association and the Underwriter shall be entitled to rely upon the validity and effectiveness of this Agreement and the representations and warranties contained herein.

     6. Entire Agreement. This Agreement and the Funding Note Issuance and Security Agreement, dated December 15, 1995, among Company, Subsidiary and Fannie Mae and all documents, instruments, agreements, schedules and exhibits referred to herein and therein contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior agreements, understandings, inducements and conditions, express or implied, oral or written of any nature whatsoever with respect to the subject matter hereof.

     7. Governing Law. This Assignment and Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                         COMPANY:

                         CRIIMI MAE INC.



                         By:  /s/ Cynthia O. Azzara
                              ----------------------
                              Cynthia O. Azzara
                              Senior Vice President
                              Chief Financial Officer



                         SUBSIDIARY:

                         CRIIMI MAE FINANCIAL CORPORATION III



                         By:  /s/ Cynthia O. Azzara
                              ------------------------
                              Cynthia O. Azzara
                              Senior Vice President
                              Chief Financial Officer



                         By:  /s/ Deborah A. Linn
                              -------------------
                              Deborah A. Linn
                              General Counsel